Exhibit 99.1

For Immediate Release
January 3, 2022

PNM Resources Merger Agreement Extended and Appeal Filed, Financial Update with Earnings Guidance Scheduled for February 3

(ALBUQUERQUE, N.M.) – PNM Resources (NYSE: PNM) and Avangrid, Inc. have entered into an amendment of their merger agreement extending the end date to April 20, 2023. Additionally, the companies have filed a Notice of Appeal with the New Mexico Supreme Court of the December 2021 New Mexico Public Regulation Commission (NMPRC) order to reject a stipulated agreement reached with parties in the companies’ application for approval of the merger.

The merger received approval in 2021 from five federal agencies and the Public Utility Commission of Texas, leaving only the NMPRC approval remaining. The NMPRC voted in December 2021 to reject a stipulated agreement providing more than $300 million in benefits to New Mexico customer and communities and implementing safeguards to ensure continued local control of utility operations and reliable service to customers. The stipulated agreement was supported by parties including the NM Attorney General, the International Brotherhood of Electrical Workers Local 611, environmental advocates and organizations representing tribal interests. In total, 23 of the 24 intervening parties supported or did not oppose the agreement.

“Our appeal to the New Mexico Supreme Court preserves the benefits to customers and communities negotiated in our stipulated agreement with parties, which are unprecedented for this type of transaction,” said Pat Vincent-Collawn, PNM Resources’ chairman, president and CEO. “We will continue to prioritize our customers, communities and employees and move forward, irrespective of the pending merger, to execute our business plans and invest in infrastructure and systems to meet customers’ needs, support our communities and advance the transition to clean energy in New Mexico.”

Following the Notice of Appeal, the companies will have 30 days to file a Statement of Issues outlining the argument for appeal. There is no statutory time frame for the New Mexico Supreme Court to act on the appeal.

FINANCIAL UPDATE CONFERENCE CALL: 11 A.M. EASTERN THURSDAY, FEBRUARY 3

During 2021 and looking forward, PNM Resources continues to execute its standalone business plan to prioritize the needs of customers, communities and the environment at its regulated utilities, PNM and TNMP, and to deliver results to shareholders.

On February 3, 2022, PNM Resources will provide a financial update incorporating preliminary financial results, ongoing earnings guidance, annual dividend payment and continued growth targets. A press release will be issued prior to market open and management will host a live conference call at 11 a.m. Eastern to discuss these items along other company updates. The press release and accompanying presentation materials for the conference call will be posted on the company website at www.PNMResources.com.

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PNMR Merger and Financial Update        1-3-2022                    p. 2 of 2

Investors and analysts can participate in the live conference call by pre-registering using the following link to receive a special dial-in number and PIN: http://dpregister.com/10162844.
Telephone participants who are unable to pre-register may participate in the live conference call by dialing (877) 276-8648 or (412) 317-5474 fifteen minutes prior to the event and referencing “the PNM Resources financial update.” Listeners are encouraged to visit the website at least 30 minutes before the event to register, download and install any necessary audio software. A live webcast of the call will be available at http://www.pnmresources.com/investors/events.cfm.
Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2020 consolidated operating revenues of $1.5 billion. Through its regulated utilities, PNM and TNMP, PNM Resources provides electricity to approximately 800,000 homes and businesses in New Mexico and Texas. PNM serves its customers with a diverse mix of generation and purchased power resources totaling 3.1 gigawatts of capacity, with a goal to achieve 100% emissions-free energy by 2040. For more information, visit the company's website at www.PNMResources.com.

CONTACTS:

Investors                        Media
Lisa Goodman                        Ray Sandoval
(505) 241-2160                    (505) 241-2782

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release for PNM Resources, Inc. (“PNMR”), Public Service Company of New Mexico (“PNM”), or Texas-New Mexico Power Company (“TNMP”) (collectively, the “Company”) that relate to future events or expectations, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates. PNMR, PNM, and TNMP assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, PNMR, PNM, and TNMP caution readers not to place undue reliance on these statements. PNMR's, PNM's, and TNMP's business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond their control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. Additionally, there are risks and uncertainties in connection with the proposed acquisition of us by AVANGRID which may adversely affect our business, future opportunities, employees and common stock, including without limitation, (i) the expected timing and likelihood of completion of the pending Merger, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the pending Merger that could reduce anticipated benefits or cause the parties to abandon the transaction, (ii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (iii) the risk that the parties may not be able to satisfy the conditions to the proposed Merger in a timely manner or at all, and (iv) the risk that the proposed transaction could have an adverse effect on the ability of PNMR to retain and hire key personnel and maintain relationships with its customers and suppliers, and on its operating results and businesses generally. For a discussion of risk factors and other important factors affecting forward-looking statements, please see the Company’s Form 10-K, Form 10-Q filings and the information included in the Company’s Forms 8-K with the Securities and Exchange Commission, which factors are specifically incorporated by reference herein.

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